UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Willow B. Shire, a director of The TJX Companies, Inc. (“TJX”) and Richard Sherr, Senior Executive Vice President and Group President of TJX entered into trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, as of September 6, 2013 and August 23, 2013, respectively. Options will be exercised and shares will be sold under the plans on the open market over the period of time and according to the other parameters set forth under the applicable trading plan. Each plan has a trading period that begins more than 30 days after the agreement date.

Rule 10b5-1 allows individuals, when they are not in possession of material nonpublic information, to adopt written, pre-arranged trading plans to sell securities under specified conditions. Sales of shares pursuant to the trading plans will be in compliance with TJX’s stock ownership guidelines. Rule 10b5-1 trading plans are permitted under TJX’s insider trading policy, and transactions under the trading plans will be disclosed publicly through Form 144 and/or Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Ann McCauley
Ann McCauley Executive Vice President, Secretary and General Counsel

Dated: September 12, 2013